Exhibit 99.1
Wynn Resorts, Limited Reports First Quarter 2025 Results

LAS VEGAS, May 6, 2025 — Wynn Resorts, Limited (NASDAQ: WYNN) ("Wynn Resorts" or the "Company") today reported financial results for the first quarter ended March 31, 2025.

Operating revenues were $1.70 billion for the first quarter of 2025, a decrease of $162.5 million from $1.86 billion for the first quarter of 2024. Net income attributable to Wynn Resorts, Limited was $72.7 million for the first quarter of 2025, compared to net income attributable to Wynn Resorts, Limited of $144.2 million for the first quarter of 2024. Diluted net income per share was $0.69 for the first quarter of 2025, compared to diluted net income per share of $1.30 for the first quarter of 2024. Adjusted Property EBITDAR(1) was $532.9 million for the first quarter of 2025, compared to Adjusted Property EBITDAR of $646.5 million for the first quarter of 2024.

"Our first quarter results reflect continued strength throughout our business," said Craig Billings, CEO of Wynn Resorts, Limited. "In Las Vegas, where we recently celebrated the resort's 20th anniversary, the team delivered healthy results against a record prior year comparison which reflected the Las Vegas Super Bowl. In Macau, while VIP hold negatively impacted results, we held market share in our expected range, and announced an increased dividend from Wynn Macau, Limited, reflecting the strong free cash flow generated by the business. In addition, construction of our growth project in the UAE, Wynn Al Marjan Island, continued to advance with the hotel tower reaching the forty-seventh floor. At the same time we continued to return capital to shareholders through our regular quarterly dividend and the repurchase of $200 million of stock in the quarter."

Consolidated Results
Operating revenues were $1.70 billion for the first quarter of 2025, a decrease of $162.5 million from $1.86 billion for the first quarter of 2024. For the first quarter of 2025, operating revenues decreased $81.8 million, $51.0 million, $11.3 million, and $8.6 million at Wynn Macau, Wynn Palace, our Las Vegas Operations, and Encore Boston Harbor, respectively, from the first quarter of 2024.

Net income attributable to Wynn Resorts, Limited was $72.7 million for the first quarter of 2025, compared to net income attributable to Wynn Resorts, Limited of $144.2 million for the first quarter of 2024. Diluted net income per share was $0.69 for the first quarter of 2025, compared to diluted net income per share of $1.30 for the first quarter of 2024. Adjusted net income attributable to Wynn Resorts, Limited(2) was $113.1 million, or $1.07 per diluted share, for the first quarter of 2025, compared to adjusted net income attributable to Wynn Resorts, Limited of $176.8 million, or $1.59 per diluted share, for the first quarter of 2024.

Adjusted Property EBITDAR was $532.9 million for the first quarter of 2025, a decrease of $113.6 million compared to Adjusted Property EBITDAR of $646.5 million for the first quarter of 2024. For the first quarter of 2025, Adjusted Property EBITDAR decreased $47.0 million, $40.5 million, $22.9 million, and $5.7 million at Wynn Macau, Wynn Palace, our Las Vegas Operations, and Encore Boston Harbor, respectively, from the first quarter of 2024.

Wynn Resorts, Limited also announced today that its Board of Directors has declared a cash dividend of $0.25 per share, payable on May 30, 2025 to stockholders of record as of May 16, 2025.

Property Results
Macau Operations
Wynn Palace
Operating revenues from Wynn Palace were $535.9 million for the first quarter of 2025, a decrease of $51.0 million from $586.9 million for the first quarter of 2024. Adjusted Property EBITDAR from Wynn Palace was $161.9 million for the first quarter of 2025, compared to $202.4 million for the first quarter of 2024. Table games win percentage in mass market operations was 24.8%, above the 24.5% experienced in the first quarter of 2024. VIP table games win as a percentage of turnover was 2.61%, below the property's expected range of 3.1% to 3.4% and below the 3.30% experienced in the first quarter of 2024.

Wynn Macau
Operating revenues from Wynn Macau were $330.0 million for the first quarter of 2025, a decrease of $81.8 million from $411.7 million for the first quarter of 2024. Adjusted Property EBITDAR from Wynn Macau was $90.2 million for the first quarter of 2025, compared to $137.2 million for the first quarter of 2024. Table games win percentage in mass market operations was 18.7%, below the 19.4% experienced in the first quarter of 2024. VIP table games win as a percentage of turnover was 1.09%, below the property's expected range of 3.1% to 3.4% and below the 3.39% experienced in the first quarter of 2024.

Las Vegas Operations
Operating revenues from our Las Vegas Operations were $625.3 million for the first quarter of 2025, a decrease of $11.3 million from $636.5 million for the first quarter of 2024. Adjusted Property EBITDAR from our Las Vegas Operations for the first quarter of 2025 was $223.4 million, compared to $246.3 million for the first quarter of 2024. Table games win percentage for the first quarter of 2025 was 24.3%, within the property's expected range of 22% to 26% and below the 25.9% experienced in the first quarter of 2024.

Encore Boston Harbor
Operating revenues from Encore Boston Harbor were $209.2 million for the first quarter of 2025, a decrease of $8.6 million from $217.8 million for the first quarter of 2024. Adjusted Property EBITDAR from Encore Boston Harbor for the first quarter of 2025 was $57.5 million, compared to $63.1 million for the first quarter of 2024. Table games win percentage for the first quarter of 2025 was 20.5%, within the property's expected range of 18% to 22% and below the 22.6% experienced in the first quarter of 2024.

Wynn Al Marjan Island Development
During the first quarter of 2025, the Company contributed $51.2 million of cash into the 40%-owned joint venture that is constructing the Wynn Al Marjan Island development in the UAE, bringing our life-to-date cash contributions to the project to $682.9 million. Wynn Al Marjan Island is currently expected to open in 2027.

Balance Sheet
Our cash and cash equivalents as of March 31, 2025 totaled $2.07 billion, comprised of $1.49 billion held by Wynn Macau, Limited ("WML") and subsidiaries, $168.3 million held by Wynn Resorts Finance, LLC ("WRF") and subsidiaries excluding WML, and $411.2 million held at Corporate and other. As of March 31, 2025, the available borrowing capacity under the WRF Revolver and the WM Cayman II Revolver was $735.3 million and $353.3 million, respectively.

Total current and long-term debt outstanding at March 31, 2025 was $10.55 billion, comprised of $5.80 billion of Macau related debt, $874.8 million of Wynn Las Vegas debt, $3.28 billion of WRF debt, and $597.6 million of debt held by the retail joint venture which we consolidate.

Equity Repurchase Program

During the first quarter of 2025, the Company repurchased 2,360,194 shares of its common stock under its publicly announced equity repurchase program at an average price of $84.76 per share, for an aggregate cost of $200.0 million. As of March 31, 2025, the Company had $613.0 million in repurchase authority remaining under the equity repurchase program.

Conference Call and Other Information
The Company will hold a conference call to discuss its results, including the results of Wynn Resorts Finance, LLC and Wynn Las Vegas, LLC, on May 6, 2025 at 1:30 p.m. PT (4:30 p.m. ET). Interested parties are invited to join the call by accessing a live audio webcast at http://www.wynnresorts.com. On or before May 15, 2025, the Company will make Wynn Resorts Finance, LLC and Wynn Las Vegas, LLC financial information for the quarter ended March 31, 2025 available to noteholders, prospective investors, broker-dealers and securities analysts. Please contact our investor relations office at 702-770-7555 or at investorrelations@wynnresorts.com, to obtain access to such financial information.

Forward-looking Statements
This release contains forward-looking statements regarding operating trends and future results of operations. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those we express in these forward-looking statements, including, but not limited to, reductions in discretionary consumer spending, adverse macroeconomic conditions and their impact on levels of disposable consumer income and wealth, changes in interest rates, inflation, a decline in general economic activity or recession in the U.S. and/or global economies, extensive regulation of our business, pending or future legal proceedings, ability to maintain gaming licenses and concessions, dependence on key employees, general global political conditions, adverse tourism trends, travel disruptions caused by events outside of our control, dependence on a limited number of resorts, competition in the casino/hotel and resort industries, uncertainties over the development and success of new gaming and resort properties, construction and regulatory risks associated with current and future projects (including Wynn Al Marjan Island), cybersecurity risk and our leverage and ability to meet our debt service obligations. Additional information concerning potential factors that could affect the Company's financial results is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2024, as supplemented by the Company's other periodic reports filed with the Securities and Exchange Commission from time to time. The Company is under no obligation to (and expressly disclaims any such obligation to) update or revise its forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures
(1) "Adjusted Property EBITDAR" is net income before interest, income taxes, depreciation and amortization, pre-opening expenses, property charges and other expenses, triple-net operating lease rent expense related to Encore Boston Harbor, management and license fees, corporate expenses and other expenses (including intercompany golf course, meeting and convention, and water rights leases), stock-based compensation, change in derivatives fair value, loss on debt financing transactions, and other non-operating income and expenses. Adjusted Property EBITDAR is presented exclusively as a supplemental disclosure because management believes that it is widely used to measure the performance, and as a basis for valuation, of gaming companies. Management uses Adjusted Property EBITDAR as a measure of the operating performance of its segments and to compare the operating performance of its properties with those of its competitors, as well as a basis for determining certain incentive compensation. We also present Adjusted Property EBITDAR because it is used by some investors to measure a company's ability to incur and service debt, make capital expenditures and meet working capital requirements. Gaming companies have historically reported EBITDAR as a supplement to GAAP. In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including us, have historically excluded from their EBITDAR calculations pre-opening expenses, property charges, corporate expenses and stock-based compensation, that do not relate to the management of specific casino properties. However, Adjusted Property EBITDAR should not be considered as an alternative to operating income as an indicator of our performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure determined in accordance with GAAP. Unlike net income, Adjusted Property EBITDAR does not include depreciation or interest expense and therefore does not reflect current or future capital expenditures or the cost of capital. We have significant uses of cash flows, including capital expenditures, triple-net operating lease rent expense related to Encore Boston Harbor, interest payments, debt principal repayments, income taxes and other non-recurring charges, which are not reflected in Adjusted Property EBITDAR. Also, our calculation of Adjusted Property EBITDAR may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

(2) "Adjusted net income attributable to Wynn Resorts, Limited" is net income attributable to Wynn Resorts, Limited before pre-opening expenses, property charges and other expenses, change in derivatives fair value, loss on debt financing transactions, foreign currency remeasurement and other, and income taxes calculated using the specific tax treatment applicable to the adjustments based on their respective jurisdictions. Adjusted net income attributable to Wynn Resorts, Limited and adjusted net income attributable to Wynn Resorts, Limited per diluted share are presented as supplemental disclosures to financial measures in accordance with GAAP because management believes that these non-GAAP financial measures are widely used to measure the performance, and as a principal basis for valuation, of gaming companies. These measures are used by management and/or evaluated by some investors, in addition to net income per share computed in accordance with GAAP, as an additional basis for assessing period-to-period results of our business. Adjusted net income attributable to Wynn Resorts, Limited and adjusted net income attributable to Wynn Resorts, Limited per diluted share may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

The Company has included schedules in the tables that accompany this release that reconcile (i) net income attributable to Wynn Resorts, Limited to adjusted net income attributable to Wynn Resorts, Limited, (ii) operating income (loss) to Adjusted Property EBITDAR, and (iii) net income attributable to Wynn Resorts, Limited to Adjusted Property EBITDAR.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Operating revenues:
Casino	$1,040,430	$1,121,466
Rooms	274,521	327,414
Food and beverage	249,879	266,938
Entertainment, retail and other	135,567	147,091
Total operating revenues	1,700,397	1,862,909
Operating expenses:
Casino	634,833	675,439
Rooms	84,097	82,077
Food and beverage	200,667	205,821
Entertainment, retail and other	62,186	71,012
General and administrative	275,689	271,616
Provision for credit losses	1,396	87
Pre-opening	5,287	2,035
Depreciation and amortization	155,421	174,933
Property charges and other	12,232	16,948
Total operating expenses	1,431,808	1,499,968
Operating income	268,589	362,941
Other income (expense):
Interest income	19,359	40,172
Interest expense, net of amounts capitalized	(157,608)	(182,404)
Change in derivatives fair value	(29,539)	(17,914)
Loss on debt financing transactions	—	(1,561)
Other	(8,374)	(4,722)
Other income (expense), net	(176,162)	(166,429)
Income before income taxes	92,427	196,512
Provision for income taxes	(11,022)	(20,014)
Net income	81,405	176,498
Less: net income attributable to noncontrolling interests	(8,658)	(32,282)
Net income attributable to Wynn Resorts, Limited	$72,747	$144,216
Basic and diluted net income per common share:
Net income attributable to Wynn Resorts, Limited:
Basic	$0.69	$1.30
Diluted	$0.69	$1.30
Weighted average common shares outstanding:
Basic	105,492	111,023
Diluted	105,730	111,333

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED
TO ADJUSTED NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Net income attributable to Wynn Resorts, Limited	$72,747	$144,216
Pre-opening expenses	5,287	2,035
Property charges and other	12,232	16,948
Change in derivatives fair value	29,539	17,914
Loss on debt financing transactions	—	1,561
Foreign currency remeasurement and other	8,374	4,722
Income tax impact on adjustments	(1,676)	(568)
Noncontrolling interests impact on adjustments	(13,358)	(10,027)
Adjusted net income attributable to Wynn Resorts, Limited	$113,145	$176,801
Adjusted net income attributable to Wynn Resorts, Limited per diluted share	$1.07	$1.59

Weighted average common shares outstanding - diluted	105,730	111,333

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDAR
(in thousands)
(unaudited)

	Three Months Ended March 31, 2025
	Wynn Palace	Wynn Macau	Other Macau	Total Macau Operations	Las Vegas Operations	Encore Boston Harbor	Corporate and Other	Total
Operating income (loss)	$82,565	$52,742	$(8,159)	$127,148	$116,079	$(10,735)	$36,097	$268,589
Pre-opening expenses	1,200	—	—	1,200	760	—	3,327	5,287
Depreciation and amortization	56,437	19,224	398	76,059	62,628	13,966	2,768	155,421
Property charges and other	708	4,206	6	4,920	702	5,516	1,094	12,232
Management and license fees	17,500	10,373	—	27,873	29,323	10,141	(67,337)	—
Corporate expenses and other	2,206	2,315	6,750	11,271	7,894	1,688	15,728	36,581
Stock-based compensation	1,269	1,339	1,005	3,613	5,975	1,489	8,323	19,400
Triple-net operating lease rent expense	—	—	—	—	—	35,389	—	35,389
Adjusted Property EBITDAR	$161,885	$90,199	$—	$252,084	$223,361	$57,454	$—	$532,899

	Three Months Ended March 31, 2024
	Wynn Palace	Wynn Macau	Other Macau	Total Macau Operations	Las Vegas Operations	Encore Boston Harbor	Corporate and Other	Total
Operating income (loss)	$113,592	$101,004	$(8,613)	$205,983	$146,449	$(17,092)	$27,601	$362,941
Pre-opening expenses	—	—	—	—	402	132	1,501	2,035
Depreciation and amortization	55,127	20,044	380	75,551	58,744	31,343	9,295	174,933
Property charges and other	11,420	(437)	110	11,093	269	344	5,242	16,948
Management and license fees	18,928	12,859	—	31,787	30,242	10,628	(72,657)	—
Corporate expenses and other	2,383	2,502	7,137	12,022	7,994	1,966	17,923	39,905
Stock-based compensation	920	1,214	986	3,120	2,162	410	8,677	14,369
Triple-net operating lease rent expense	—	—	—	—	—	35,404	—	35,404
Adjusted Property EBITDAR	$202,370	$137,186	$—	$339,556	$246,262	$63,135	$(2,418)	$646,535

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED TO
ADJUSTED PROPERTY EBITDAR
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Net income attributable to Wynn Resorts, Limited	$72,747	$144,216
Net income attributable to noncontrolling interests	8,658	32,282
Pre-opening expenses	5,287	2,035
Depreciation and amortization	155,421	174,933
Property charges and other	12,232	16,948
Triple-net operating lease rent expense	35,389	35,404
Corporate expenses and other	36,581	39,905
Stock-based compensation	19,400	14,369
Interest income	(19,359)	(40,172)
Interest expense, net of amounts capitalized	157,608	182,404
Change in derivatives fair value	29,539	17,914
Loss on debt financing transactions	—	1,561
Other	8,374	4,722
Provision for income taxes	11,022	20,014
Adjusted Property EBITDAR	$532,899	$646,535

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited)

	Three Months Ended March 31,
	2025	2024	Percent Change
Wynn Palace Supplemental Information
Operating revenues
Casino	$444,508	$473,781	(6.2)
Rooms	36,615	53,936	(32.1)
Food and beverage	31,738	32,070	(1.0)
Entertainment, retail and other	23,068	27,114	(14.9)
Total	$535,929	$586,901	(8.7)

Adjusted Property EBITDAR (6)	$161,885	$202,370	(20.0)

Casino statistics:
VIP:
Average number of table games	55	59	(6.8)
VIP turnover	$4,005,041	$3,921,085	2.1
VIP table games win (1)	$104,532	$129,414	(19.2)
VIP table games win as a % of turnover	2.61%	3.30%
Table games win per unit per day	$21,096	$24,276	(13.1)
Mass market:
Average number of table games	247	245	0.8
Table drop (2)	$1,704,398	$1,782,184	(4.4)
Table games win (1)	$422,392	$437,323	(3.4)
Table games win %	24.8%	24.5%
Table games win per unit per day	$18,968	$19,589	(3.2)
Average number of slot machines	650	573	13.4
Slot machine handle	$734,869	$595,621	23.4
Slot machine win (3)	$29,356	$30,970	(5.2)
Slot machine win per unit per day	$502	$594	(15.5)
Room statistics:
Occupancy	98.3%	98.8%
ADR (4)	$222	$337	(34.1)
REVPAR (5)	$218	$333	(34.5)

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited) (continued)

	Three Months Ended March 31,
	2025	2024	Percent Change
Wynn Macau Supplemental Information
Operating revenues
Casino	$275,550	$346,353	(20.4)
Rooms	23,297	28,619	(18.6)
Food and beverage	18,792	21,019	(10.6)
Entertainment, retail and other	12,321	15,753	(21.8)
Total	$329,960	$411,744	(19.9)

Adjusted Property EBITDAR (6)	$90,199	$137,186	(34.3)

Casino statistics:
VIP:
Average number of table games	30	30	—
VIP turnover	$1,437,047	$1,589,685	(9.6)
VIP table games win (1)	$15,714	$53,906	(70.8)
VIP table games win as a % of turnover	1.09%	3.39%
Table games win per unit per day	$5,912	$19,746	(70.1)
Mass market:
Average number of table games	221	221	—
Table drop (2)	$1,542,885	$1,683,151	(8.3)
Table games win (1)	$288,549	$326,320	(11.6)
Table games win %	18.7%	19.4%
Table games win per unit per day	$14,520	$16,194	(10.3)
Average number of slot machines	729	583	25.0
Slot machine handle	$853,407	$730,389	16.8
Slot machine win (3)	$24,367	$26,192	(7.0)
Slot machine win per unit per day	$372	$494	(24.7)
Poker rake	$3,220	$5,019	(35.8)
Room statistics:
Occupancy	99.1%	99.4%
ADR (4)	$234	$284	(17.6)
REVPAR (5)	$232	$282	(17.7)

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited) (continued)

	Three Months Ended March 31,
	2025	2024	Percent Change
Las Vegas Operations Supplemental Information
Operating revenues
Casino	$160,993	$135,163	19.1
Rooms	195,868	224,076	(12.6)
Food and beverage	179,442	193,610	(7.3)
Entertainment, retail and other	88,982	83,699	6.3
Total	$625,285	$636,548	(1.8)

Adjusted Property EBITDAR (6)	$223,361	$246,262	(9.3)

Casino statistics:
Average number of table games	236	234	0.9
Table drop (2)	$592,527	$604,174	(1.9)
Table games win (1)	$144,061	$156,611	(8.0)
Table games win %	24.3%	25.9%
Table games win per unit per day	$6,774	$7,357	(7.9)
Average number of slot machines	1,590	1,618	(1.7)
Slot machine handle	$1,778,087	$1,496,078	18.8
Slot machine win (3)	$123,244	$99,756	23.5
Slot machine win per unit per day	$861	$677	27.2
Poker rake	$4,332	$4,522	(4.2)
Room statistics:
Occupancy	87.4%	88.0%
ADR (4)	$527	$595	(11.4)
REVPAR (5)	$461	$524	(12.0)

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR, and REVPAR)
(unaudited) (continued)

	Three Months Ended March 31,
	2025	2024	Percent Change
Encore Boston Harbor Supplemental Information
Operating revenues
Casino	$159,379	$166,169	(4.1)
Rooms	18,741	20,783	(9.8)
Food and beverage	19,907	20,239	(1.6)
Entertainment, retail and other	11,196	10,593	5.7
Total	$209,223	$217,784	(3.9)

Adjusted Property EBITDAR (6)	$57,454	$63,135	(9.0)

Casino statistics:
Average number of table games	172	183	(6.0)
Table drop (2)	$340,062	$366,812	(7.3)
Table games win (1)	$69,883	$82,978	(15.8)
Table games win %	20.5%	22.6%
Table games win per unit per day	$4,514	$4,970	(9.2)
Average number of slot machines	2,717	2,635	3.1
Slot machine handle	$1,357,199	$1,402,847	(3.3)
Slot machine win (3)	$107,482	$104,665	2.7
Slot machine win per unit per day	$439	$437	0.5
Poker rake	$5,642	$5,781	(2.4)
Room statistics:
Occupancy	88.1%	89.7%
ADR (4)	$357	$381	(6.3)
REVPAR (5)	$315	$342	(7.9)
(1)Table games win is shown before discounts, commissions and the allocation of casino revenues to rooms, food and beverage and other revenues for services provided to casino customers on a complimentary basis.
(2)In Macau, table drop is the amount of cash that is deposited in a gaming table's drop box plus cash chips purchased at the casino cage. In Las Vegas, table drop is the amount of cash and net markers issued that are deposited in a gaming table's drop box. At Encore Boston Harbor, table drop is the amount of cash and gross markers that are deposited in a gaming table's drop box.
(3)Slot machine win is calculated as gross slot machine win minus progressive accruals and free play.
(4)ADR is average daily rate and is calculated by dividing total room revenues including complimentaries (less service charges, if any) by total rooms occupied.
(5)REVPAR is revenue per available room and is calculated by dividing total room revenues including complimentaries (less service charges, if any) by total rooms available.
(6)Refer to accompanying reconciliations of Operating Income (Loss) to Adjusted Property EBITDAR and Net Income Attributable to Wynn Resorts, Limited to Adjusted Property EBITDAR.

SOURCE:
Wynn Resorts, Limited
CONTACT:
Lauren Seiler
702-770-7555
investorrelations@wynnresorts.com